Filed Pursuant to Rule 424(b)(5)

Registration No. 333-273347

PROSPECTUS SUPPLEMENT

(to Prospectus dated September 21, 2023)

1,200,000 Common Shares

Pre-Funded Warrants to Purchase Up to 1,028,940 Common Shares

Up to 1,028,940 Common Shares Underlying such Pre-Funded Warrants

We are offering to an investor in a registered direct offering 1,200,000 of our common shares, $0.00001 par value per share, or Common Shares, together with pre-funded warrants to purchase up to 1,028,940 Common Shares, or the Pre-Funded Warrants, through this prospectus supplement and the accompanying prospectus. The Pre-Funded Warrants have an exercise price of $0.00001 per Common Share, are immediately exercisable and may be exercised at any time until exercised in full, subject to the limitation that exercise may not result in the investor’s beneficial ownership exceeding 4.99% (or, at the election of the investor, 9.99%) of our outstanding Common Shares. This prospectus supplement and the accompanying prospectus also relate to the issuance of Common Shares upon the exercise of the Pre-Funded Warrants sold in this offering.

In a concurrent private placement with the investor, or the Concurrent Private Placement, we are issuing unregistered warrants to purchase up to 2,228,940 Common Shares, or the Warrants. The Warrants have an exercise price of $1.65 per share, are exercisable six months following their issuance, and will expire five and a half years from issuance.

Each Common Share or Pre-Funded Warrant is being sold together with one Warrant to purchase one Common Share. The combined purchase price per Common Share and privately placed accompanying Warrant is $1.50. The combined purchase price per Pre-Funded Warrant and privately placed accompanying Warrant is $1.49999, which is equal to the combined purchase price per Common Share and privately placed accompanying Warrant, less $0.00001.

Our Common Shares are listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PLUR.” On August 26, 2026, the last reported sale price for our Common Shares on Nasdaq was $1.48 per share.

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect that the liquidity of the Pre-Funded Warrants will be limited.

The Warrants and the Common Shares issuable upon the exercise of the Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act of 1933, as amended, or the Securities Act, and Rule 506(b) of Regulation D promulgated thereunder, and they are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information in the section titled “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

On August 26, 2026, the aggregate market value of our outstanding Common Shares held by non-affiliates was approximately $15,212,465, based on 6,978,195 Common Shares outstanding held by non-affiliates and a price per share of $2.18, the closing price of our Common Shares on July 6, 2026. Pursuant to General Instruction I.B.6 of Form S-3, we may not sell securities registered on Form S-3 with a value more than one-third of the aggregate market value of our Common Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Common Shares held by non-affiliates remains less than $75.0 million. As of the date hereof, we have been deemed to have sold approximately $736,846 of our securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date hereof including this offering.

 We have engaged A.G.P./Alliance Global Partners to act as our sole placement agent, or the Placement Agent, in connection with the securities offered by this prospectus supplement and the accompanying prospectus. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds raised in this offering as set forth in the table below:

	Per Common Share and Privately Placed Warrant	Per Pre-Funded Warrant and Privately Placed Warrant	Total
Offering Price	$1.50	$1.49999	$3,343,400
Placement Agent fees(1)	$0.0975	$0.0975	$217,322
Proceeds, before expenses, to us(2)	$1.4025	$1.40249	$3,126,078

(1)	We have agreed to pay the Placement Agent a cash fee equal to 6.50% of the aggregate proceeds from the sale of the securities sold in this offering and the concurrent private placement. The Company has agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering. See “Plan of Distribution” for additional disclosure regarding Placement Agent’s compensation.

(2)	Does not give effect to any exercise of any Pre-Funded Warrants being issued in this offering or Warrants being issued in the Concurrent Private Placement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the securities offered hereby is expected to be made on or about August 28, 2026, subject to the satisfaction of certain closing conditions.

Sole Placement Agent

A.G.P.

The date of this prospectus supplement is August 26, 2026.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a shelf registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. This document is in two parts: (i) this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein, and (ii) an accompanying prospectus, initially filed as part of a shelf registration statement on Form S-3 (File No. 333-273347) that the SEC declared effective on September 21, 2023. Generally, when we refer to this prospectus, we are referring to all parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein. We have not authorized, and the Placement Agent has not authorized, anyone to provide you with information that is different. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our Common Shares and Pre-Funded Warrants. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, and “Incorporation of Documents by Reference” in the accompanying prospectus.

We are offering to sell, and seeking offers to buy, the Common Shares and Pre-Funded Warrants offered by this prospectus supplement only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of such securities offered by this prospectus supplement in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Common Shares and Pre-Funded Warrants and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

When used herein, unless the context requires otherwise, references to the “Company,” “we,” “our” and “us” refer to Pluri Inc. and our wholly owned Israeli subsidiary, Pluri Biotech Ltd. and the subsidiaries of Pluri Biotech, including its wholly owned Israeli subsidiaries, Coffeesai Ltd. and Cellav Health and Aesthetics Ltd., its majority-owned Israeli subsidiaries, Kokomodo Ltd. and Ever After Foods Ltd. and its wholly owned German subsidiary, Pluristem GmbH, unless otherwise indicated or as otherwise required by the context.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements.  We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements.  Such forward-looking statements include, among other statements, statements regarding the following:

●	the expected development, time-to-market, scalability, cost-efficiency, reproducibility and potential benefits of our cell-products services, therapeutics and related technologies, including those supported by our proprietary 3D cell expansion platform and industrial-scale manufacturing capabilities;

●	our expectations of market and industry growth;

●	the prospects of entering into additional license agreements, joint ventures, partnerships or other forms of cooperation with other companies, government institutes, research organizations and medical institutions, and the ability to maintain those agreements, joint ventures, partnerships or other forms of cooperation;

●	our ability to attract clients for our CDMO business;

●	our pre-clinical and clinical study plans, including timing of initiation, expansion, enrollment, results, and conclusion of trials;

●	achieving regulatory approvals;

●	receipt of future funding from the Israel Innovation Authority, or IIA, the European Union’s Horizon programs, as well as grants from other independent third parties;

●	the capabilities of our placenta expanded, or PLX, cells, including future collaborations, to further advance the development of our PLX- PAD and PLX-R18 cell therapy as a potential new treatment;

●	the expected clinical development of a new allogeneic placental Mucosal Associated Invariant T, or MAIT, and the potential benefits it can produce for advanced cell-based therapies for immune disorders and oncology diseases;

●	our expectation to solve medicine’s unmet needs and demonstrate a real-world impact and value from our pipeline, technology platform and commercial-scale manufacturing capacity;

●	the possible impacts of cybersecurity incidents on our business and operations;

●	our expectations regarding our short and long-term capital requirements, including our ability to continue as a going concern and our discussions with the European Investment Bank, or EIB, about the restructuring of the EIB Loan (as defined below) and the outcome of such discussions;

●	our outlook for the coming months and future periods, including but not limited to our expectations regarding future revenue and expenses;

S-iii

●	information with respect to any other plans and strategies for our business;

●	conditions in the Middle East, including ongoing hostilities involving Israel, Iran and terrorist organizations such as Hamas, Hezbollah, Ansar Allah (Houthis) and other non-state organizations, as well as geopolitical tensions with other regional countries, may affect economic and market conditions where we operate and could directly impact our business, results of operations and financial condition;

●	developments in international trade policy, such as tariffs, sanctions, and other trade barriers imposed by the U.S. or other countries, which could affect our sourcing and distribution channels, increase costs, or otherwise negatively impact our operations and financial results;

●	our ability to maintain compliance with Nasdaq Listing Rule 5550(b)(2), which requires us to maintain a minimum of $35 million in market value of listed securities, or MVLS, for continued listing on the Nasdaq Capital Market, or with either of the alternative listing standards, including having stockholders’ equity of at least $2.5 million or net income of $500,000 from continuing operations in the most recently completed fiscal year, or in two of the three most recently completed fiscal years; and

●	other important risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K, which was filed with the SEC on September 17, 2025, as they may be updated or supplemented from time-to-time in our subsequent reports on Forms 10-Q and 8-K filed with the SEC.

While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on our consolidated financial condition, results of operations or liquidity. Therefore, you should not rely on any of these forward-looking statements.

Should one or more of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus or any document incorporated by reference occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this prospectus supplement are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus or any document incorporated by reference is based only on information currently available to us and speaks only as of the date hereof or thereof, as applicable. We do not assume any obligation to publicly provide revisions or updates to any forward-looking statements after the date of this prospectus supplement, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

You should read this prospectus supplement and the accompanying prospectus together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we currently expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights and supplements selected information, including information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and accompanying prospectus, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should also carefully read the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Our Company

We are a biotechnology company leveraging our proprietary three-dimensional (“3D”) cell expansion platform, which is supported by an in-house, industrial-scale cell manufacturing facility and operates in accordance with Good Manufacturing Practice (“GMP”) standards on a self-declared basis. Our platform is designed to enable scalable, cost-efficient and reproducible expansion of human, plant and animal cells and supports cell-based products, services, therapeutics and related technologies across two primary application areas: (i) Human Health & Longevity and (ii) FoodTech & Bio-Farming.

Corporate Information

Our address is MATAM Advanced Technology Park, Building No. 5, Haifa, Israel 3508409 and our telephone number is + 972 (0)74 7108600. Our corporate website is: www.pluri-biotech.com. The content of our website shall not be deemed incorporated by reference in this prospectus.

THE OFFERING

Common Shares being offered by us	1,200,000 Common Shares.

Pre-Funded Warrants Offered by Us

Pre-Funded Warrants to purchase up to 1,028,940 Common Shares. Each Pre-Funded Warrant will have an exercise price equal to $0.00001 per share and will be exercisable immediately. The Pre-Funded Warrants will not have an expiration date. See “Description of Securities We Are Offering —Description of Pre-Funded Warrants.”

Offering Price	$1.50 per Common Share and $1.49999 per Pre-Funded Warrant.

Common Shares outstanding prior to this offering	11,144,736 Common Shares.

Common Shares to be outstanding after this offering	12,344,736 Common Shares, assuming no exercise of Pre-Funded Warrants or the Warrants issued in the Concurrent Private Placement sold by us.
Plan of Distribution	See “Plan of Distribution” beginning on page S-14.

Use of proceeds	We estimate that net proceeds from this offering and the Concurrent Private Placement will be approximately $2,984,798, after deducting placement agent commissions and estimated offering expenses payable by us and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and Warrants. We currently intend to use the net proceeds from the offering for corporate development and general purposes and working capital. See the section titled “Use of Proceeds.”

Concurrent Private Placement	In the Concurrent Private Placement, we are also selling Warrants to purchase up to 2,228,940 Common Shares. The Warrants will be exercisable on or after the six-month anniversary of their original issuance date at an exercise price of $1.65 per Common Share and will expire five and a half years from issuance. The Warrants and the Common Shares issuable upon the exercise of the Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and/or Regulation D thereunder. See the section titled “Concurrent Private Placement of Warrants.” Pursuant to the securities purchase agreement dated August 26, 2026, by and among us and the purchaser named therein, or the Securities Purchase Agreement, we agreed to file, as soon as practicable and in any event within 30 calendar days following the closing date of this offering, a registration statement registering the resale of the Common Shares issuable upon exercise of the Warrants, and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days following the filing thereof, or within 90 days following the filing thereof in the event the SEC elects to review such registration statement, and to keep such registration statement effective as provided in the Securities Purchase Agreement.

Risk factors	Investment in our securities involves a high degree of risk. You should read the section titled “Risk Factors” in this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities offered in this offering.

Listing on Nasdaq Capital Market

Our Common Shares are listed on The Nasdaq Capital Market under the symbol “PLUR.”

There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for the listing of the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system. Without an active trading market, we expect the liquidity of the Pre-Funded Warrants will be limited.

Unless we indicate otherwise, all information in this prospectus supplement is based on 11,144,736 Common Shares outstanding as of August 27, 2026, and excludes:

●	170,558 Common Shares issuable upon the exercise of outstanding stock options as of August 27, 2026;

●	421,591 Common Shares reserved for future issuances under our equity compensation plan;

●	20,500 Common Shares issuable upon the vesting of outstanding restricted stock and restricted stock units as of August 27, 2026; and

●	820,985 Common Shares issuable upon the exercise of outstanding warrants as of August 27, 2026.

Unless otherwise stated, information in this prospectus supplement assumes no further exercise of outstanding options or securities convertible into or exercisable for our Common Shares; no future issuances by us of shares of our Common Shares or securities convertible into or exercisable for our Common Shares, including as part of any future offerings of such securities; and no exercise of the Pre-Funded Warrants or Warrants.

RISK FACTORS

Investing in our Common Shares and Pre-Funded Warrants involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks and uncertainties described below and under the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our Common Shares, and the occurrence of any of these risks might cause you to lose all or part of your investment. There may be additional risks that we do not presently know of or that we currently believe are immaterial which could also impair our business and financial position. Please also read carefully the following section titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to This Offering and Ownership of our Common Shares

We do not currently have sufficient working capital to fund our planned operations for the next twelve months. There is uncertainty regarding our ability to raise additional capital and, as such, there is substantial doubt regarding our ability to continue as a going concern.

As of March 31, 2026, we had cash balances (consisting of cash and cash equivalents, short-term bank deposits, restricted cash and restricted bank deposits) of approximately $10.5 million, total current assets of approximately $10.5 million and total current liabilities of approximately $32.0 million. As of March 31, 2026, we had a working capital deficit of approximately $21.5 million. According to management’s estimates, we had sufficient resources to meet our operating obligations for a period of less than three months from May 14, 2026, the issuance date of our interim unaudited condensed consolidated financial statements for the quarter ended March 31, 2026. These conditions raise substantial doubt about our ability to continue as a going concern.

Our unaudited condensed consolidated financial statements for the three and nine months ended March 31, 2026 were prepared under the assumption that we would continue as a going concern. However, as noted in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, or the March 2026 Quarterly Report, we concluded that there is substantial doubt about our ability to continue as a going concern. We will be required to identify additional liquidity resources in the near term in order to support the commercialization of our products and technologies and maintain our research and development activities. Our ability to successfully carry out our business plan is primarily dependent upon our ability to (i) obtain sufficient additional capital, (ii) enter into licensing or other commercial partnerships and collaboration agreements, (iii) provide CDMO services to clients, (iv) enter into an agreement with the EIB, regarding the restructuring of our outstanding loan from the EIB and (v) receive other sources of funding, including non-dilutive sources such as grants. We are also implementing cost-saving initiatives, and our current operating plan includes various assumptions concerning the level and timing of cash outflows for operating activities and capital expenditures, including a cost-reduction plan.

Management’s plans concerning these matters are described in “Part I – Item 2 – Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” of the March 2026 Quarterly Report and Note 1 to our unaudited condensed consolidated financial statements included in the March 2026 Quarterly Report, which are incorporated herein by reference. There can be no assurance that we will be successful in obtaining an adequate level of financing needed for the long-term development and commercialization of our products, or any financing at all, or that any financing, if available, will be obtainable on terms satisfactory to us. If we are unable to obtain the required level of financing, we may be required to scale down or discontinue our operations, including delaying, reducing or eliminating product development, commercialization, sales and marketing activities or other strategic initiatives, which could materially adversely affect our business, financial condition and prospects. If we are unable to continue as a going concern, investors may lose all or a substantial portion of their investment in our securities.

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our Common Shares. Our shareholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our Common Shares to decline and delay the development of any product candidates we may develop. Pending their use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.”

Future sales of shares of our Common Shares, or the perception that such sales may occur, could depress our share price, even if our business is doing well.

Sales of a substantial number of shares of our Common Shares in the public market following this offering, or the perception by investors that our shareholders intend to sell substantial amounts of our Common Shares in the public market, could depress the market price of our Common Shares even if our business is doing well.

All of the Common Shares sold in this offering, and the Common Shares issuable upon exercise of the Pre-Funded Warrants, are freely transferable without restrictions or further registration under the Securities Act. The Common Shares issuable upon exercise of the Warrants issued in the Concurrent Private Placement will be freely transferable following the effectiveness of the registration statement covering the resale of such Common Shares, subject to applicable securities laws. If our large shareholders, or any of our other executive officers or directors were to sell a substantial portion of our Common Shares, or if the market perceived that any such shareholders or other executive officers or directors intends to sell shares of our Common Shares, such sale or perception could negatively affect our Common Share price.

The market price of our Common Shares has been, and may continue to be, highly volatile, and such volatility could cause the market price of our Common Shares to decrease and could cause you to lose some or all of your investment in our Common Shares.

Our Common Shares have experienced significant price volatility in the past, and the market price of our Common Shares may continue to fluctuate significantly. A number of events and factors, many of which are beyond our control, may have an adverse impact on the market price of our Common Shares, including:

●	our limited operating history in the fields of FoodTech, aesthetics, longevity and wellness and CDMO and the inherent risks in the manufacturing of our product candidates, including meeting relevant high regulatory standards;

●	the amount of our cash resources and our ability to obtain additional funding;

●	changes in our revenues, expense levels or operating results;

●	our ability to successfully develop and commercialize our products and technologies;

●	entering into, terminating, or developments relating to strategic relationships, collaborations, licensing arrangements or other partnerships;

●	announcements of technical or product developments by us or our competitors;

●	market conditions for biotechnology and life sciences companies in particular;

●	changes in laws and governmental regulations, including changes in healthcare, competition, patent and other laws applicable to our business;

●	disputes concerning patents or other proprietary rights;

●	public announcements regarding scientific or medical advances relevant to the products and technologies that we are developing;

●	regulatory actions or developments that may impact our products;

●	future sales or issuances of our common shares or other securities, or the perception that such sales or issuances may occur;

●	disruptions in our manufacturing processes;

●	our ability to maintain compliance with the continued listing requirements of The Nasdaq Capital Market;

●	the addition or departure of key personnel;

●	competition; and

●	general market, political and economic conditions and other factors, including factors unrelated to our operating performance.

In addition, the stock market in general, and the market for biotechnology and life sciences companies in particular, has experienced significant price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies. The trading market for our Common Shares may also be affected by limited trading volume, which could result in greater fluctuations in the market price of our Common Shares. These broad market and industry factors, as well as other economic, political and market conditions, may cause the market price of our Common Shares to decline, regardless of our actual or expected operating performance. As a result, investors in our Common Shares may experience a substantial or complete loss of their investment.

This offering and the concurrent private placement may cause the trading price of our Common Shares to decrease.

The price per Common Share and concurrently sold Warrants, together with the number of Common Shares we propose to issue and ultimately will issue if this offering and the concurrent private placement are completed, may result in an immediate decrease in the market price of our Common Shares. This decrease may continue after the completion of this offering and the private placement.

You may experience future dilution as a result of future equity offerings.

To raise additional capital, we may in the future offer additional Common Shares or other securities convertible into or exchangeable for our Common Shares at prices that may not be the same as the price per share in this offering. On February 13, 2024, we entered into an At-The-Market Sales Agreement, or the Sales Agreement, with A.G.P./Alliance Global Partners, or A.G.P., pursuant to which we may offer and sell Common Shares from time to time through A.G.P. in sales deemed to be “at-the-market offerings” as defined in Rule 415(a)(4) under the Securities Act. The Sales Agreement originally provided for the offer and sale of Common Shares having an aggregate offering price of up to $10.0 million. As of August 26, 2026, we had sold approximately $990,344 of our Common Shares under the Sales Agreement. On August 26, 2026, we filed a prospectus supplement reducing the maximum aggregate offering price of Common Shares that may be offered, issued and sold under the Sales Agreement from $10.0 million to $290,000.

We may sell Common Shares or other securities in any future offering, including pursuant to the Sales Agreement, at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Common Shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional Common Shares, or securities convertible into or exchangeable for our Common Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering. Any future issuance of Common Shares or securities convertible into or exchangeable for our Common Shares may result in dilution to existing shareholders, including investors purchasing our securities in this offering, and could cause the market price of our Common Shares to decline.

We have not paid dividends in the past and do not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the Common Shares (including the Common Shares issuable upon exercise of Pre-Funded Warrants).

We have never paid dividends and do not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on our earnings, capital requirements, financial condition, prospects and other factors our board of directors may deem relevant. If we do not pay dividends, the Common Shares (including the Common Shares issuable upon exercise of Pre-Funded Warrants) may be less valuable because a return on your investment will only occur if the price per share of Common Shares appreciates and you sell the Common Shares thereafter.

This offering is being conducted on a “reasonable best efforts” basis.

The Placement Agent is offering the Common Shares and Pre-Funded Warrants on a “reasonable best efforts” basis, and the Placement Agent is under no obligation to purchase any securities for its own account. The Placement Agent is not required to sell any specific number or dollar amount of Common Shares and Pre-Funded Warrants in this offering but will use its reasonable best efforts to sell the securities offered in this prospectus supplement. As a “reasonable best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Risks Related to the Pre-Funded Warrants

The Pre-Funded Warrants are speculative in nature.

Commencing on the date of issuance, the investor in this offering may exercise its right to acquire Common Shares by exercising its Pre-Funded Warrants and paying an exercise price per share equal to $0.00001 per share (assuming no cashless exercise), subject to certain adjustments, without expiration. Following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market price of the Common Shares will ever equal or exceed their imputed offering price.

There is no public market for the Pre-Funded Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants on any national securities exchange or other nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Holders of the Pre-Funded Warrants will have no rights as a holder of Common Shares until such holders exercise their Pre-Funded Warrants and acquire Common Shares.

Until you acquire Common Shares upon exercise of your Pre-Funded Warrants, you will have no rights with respect to the Common Shares underlying such Pre-Funded Warrants. Upon exercise of your Pre-Funded Warrants, you will be entitled to exercise the rights of a holder of Common Shares only as to matters for which the record date occurs after the exercise date.

We will not receive any meaningful amount of additional funds upon the exercise of the Pre-Funded Warrants.

Each Pre-Funded Warrant will be exercisable until it is fully exercised and by means of payment of a $0.00001 cash purchase price upon exercise or by means of a “cashless exercise” according to a formula set forth in the Pre-Funded Warrant. Accordingly, we will not receive any meaningful additional funds upon the exercise of the Pre-Funded Warrants.

Significant holders or beneficial holders of shares of the Common Shares may not be permitted to exercise the Pre-Funded Warrants that they hold.

The Pre-Funded Warrants contain limitations on exercise that may restrict a holder’s ability to exercise the Pre-Funded Warrants. A holder will not be permitted to exercise any portion of its Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own more than 9.99% of our outstanding Common Shares or the combined voting power of our outstanding voting securities, unless the limitation otherwise ceases to apply. In addition, the Pre-Funded Warrants contain customary beneficial ownership limitations that prohibit a holder from exercising any portion of its Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder, together with its affiliates and other attribution parties, would beneficially own more than 9.99% of our outstanding Common Shares.

As a result of these exercise limitations, holders may be unable to exercise their Pre-Funded Warrants at a time when doing so would otherwise be economically advantageous. In such circumstances, a holder could seek to sell its Pre-Funded Warrants to realize value, but may be unable to do so because there is no established trading market for the Pre-Funded Warrants and they are subject to applicable transfer restrictions. Accordingly, holders may not be able to realize the full value of their investment in the Pre-Funded Warrants.

Upon the occurrence of certain fundamental transactions, holders of the Pre-Funded Warrants may receive cash, securities or other property in exchange for, or upon exercise of, the Pre-Funded Warrants.

If, at any time while the Pre-Funded Warrants remain outstanding, we consummate a “Fundamental Transaction” (as defined in the Pre-Funded Warrants), including, among other transactions, a merger, consolidation, tender or exchange offer, sale of substantially all of our assets, recapitalization or other business combination, the holders of the Pre-Funded Warrants will, upon exercise of the Pre-Funded Warrants following such transaction, generally be entitled to receive the same type and amount of consideration that the holders of the underlying Common Shares would have been entitled to receive in connection with the Fundamental Transaction, or the Alternate Consideration, subject to the terms and limitations of the Pre-Funded Warrants. If holders of our Common Shares are given a choice regarding the form of consideration to be received in the Fundamental Transaction, holders of the Pre-Funded Warrants will generally be afforded the same choice with respect to the Alternate Consideration they receive upon exercise of the Pre-Funded Warrants following the transaction. As a result, depending on the structure of the Fundamental Transaction, holders of the Pre-Funded Warrants may receive cash, securities, other property or a combination thereof upon exercise of the Pre-Funded Warrants after the transaction.

USE OF PROCEEDS

We estimate the net proceeds to us from this offering and the Concurrent Private Placement will be approximately $2,984,798, after deducting the Placement Agent’s fees and estimated offering expenses payable by us, and excluding the proceeds, if any, from the subsequent exercise of the Pre-Funded Warrants and Warrants for cash. In the event that the Pre-Funded Warrants are exercised for cash, we will not receive any meaningful amount of additional funds upon such exercise.

We currently intend to use the net proceeds from the offering for corporate development and general purposes and working capital.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2026:

●	on an actual basis;

●	on a pro forma basis to give effect to the (i) receipt of $0.579 million from the issuance and sale of 288,000 Common Shares pursuant to our at-the-market offering program, (ii) the receipt of $1.250 million from the issuance and sale of 312,500 Common Shares in a private placement, (iii) Proceeds on account of shares in the amount of $1.250 million pursuant to an advance subscription agreement dated June 14, 2026, and (iv) the issuance of 113,450 Common Shares in connection with the vesting or settlement of restricted share units, in each case subsequent to March 31, 2026, as if such issuances had occurred as of March 31, 2026; and

●	on a pro forma as adjusted basis to give effect to the items above and the issuance and sale of 1,200,000 Common Shares and Pre-Funded Warrants to purchase up to 1,028,940 Common Shares, at the offering price of $1.50 per Common Share and accompanying privately placed Warrant and $1.49999 per Pre-Funded Warrant and accompanying privately placed Warrant (and assuming no exercise of the Pre-Funded Warrants or the Warrants issued in the Concurrent Private Placement), after deducting placement agent fees and estimated offering expenses, as if such issuances had occurred as of March 31, 2026.

You should read this table in conjunction with our unaudited condensed consolidated financial statements as of and for the three and nine months ended March 31, 2026 and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our March 2026 Quarterly Report, and incorporated by reference herein, as well as our audited consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2025, filed with the SEC on September 17, 2025, and incorporated by reference herein.

	As of March 31, 2026
U.S. dollars in thousands	Actual*	Pro Forma*	As Adjusted*
Cash and cash equivalents	$3,419	6,498	9,483
Shareholders’ equity:
Share capital
Additional paid-in capital	442,393	445,441	448,396
Accumulated losses	(460,996)	(460,996)	(460,996)
Total shareholders’ equity	$(18,603)	(18,572)	(18,542)
Total capitalization	$(18,603)	(18,572)	(18,542)

*	Unaudited

The number of Common Shares to be outstanding immediately after this offering is based on 10,430,786 Common Shares outstanding as of March 31, 2026 and excludes:

●	278,258 Common Shares issuable upon the exercise of outstanding stock options as of March 31, 2026;

●	344,559 Common Shares reserved for future issuances under our equity compensation plan;

●	4,856 Common Shares issuable upon the vesting of outstanding restricted stock and restricted stock units as of March 31, 2026; and

●	2,087,140 Common Shares issuable upon the exercise of outstanding warrants as of March 31, 2026.

DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our capital stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends. Even if our board of directors decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

DESCRIPTION OF SECURITIES WE ARE OFFERING

General

Our authorized capital stock currently consists of Thirty-Seven Million Five Hundred Thousand (37,500,000) shares of common stock, par value $0.00001 per share, and one million (1,000,000) shares of preferred stock, par value $0.00001 per share (the “Preferred Stock”). As of August 27, 2026, we had 11,144,736 Common Shares issued and outstanding.

Description of Capital Stock

Common Shares

Our Common Shares are listed on the Nasdaq Capital Market under the symbol “PLUR”. Equiniti Trust Company, LLC is the registrar and transfer agent for our common shares. Their address is 55 Challenger Road, Floor 2, Ridgefield Park, NJ 07660. Telephone: (718) 921-8124, (800) 937-5449.

The material terms of the Common Shares are described under the heading “Description of Capital Stock” in the accompanying prospectus.

Description of Pre-Funded Warrants

Pre-Funded Warrants to be Issued in this Offering

The following is a summary of the material terms and provisions of the Pre-Funded Warrants that are being offered hereby. This summary is subject to and qualified in its entirety by the form of Pre-Funded Warrant, which has been provided to the investors in this offering and which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrant for a complete description of the terms and conditions of the Pre-Funded Warrants. All Pre-Funded Warrants will be issued in certificated form.

General Terms of the Pre-Funded Warrants

Each Pre-Funded Warrant offered hereby will have an initial exercise price per Common Share equal to $0.00001. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The exercise price and number of Common Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, combinations, reclassifications or similar events affecting the Common Shares.

Exercisability

Each Pre-Funded Warrant will be immediately exercisable upon issuance and will remain exercisable until exercised in full. The Pre-Funded Warrants may be exercised, at the option of the holder, in whole or in part, by delivering a duly executed notice of exercise and payment of the applicable exercise price, unless exercised on a cashless basis where permitted under the terms of the Pre-Funded Warrant. The number of Common Shares issuable upon exercise and the exercise price are subject to customary adjustments upon the occurrence of certain events, including share dividends, share splits, combinations, reclassifications and similar transactions affecting our Common Shares.

Cashless Exercise

If, at the time of exercise, there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Common Shares issuable upon exercise of the Pre-Funded Warrant, the holder may exercise the Pre-Funded Warrant, in whole or in part, on a cashless basis. In lieu of paying the exercise price in cash, the holder will receive a net number of Common Shares determined pursuant to the formula set forth in the Pre-Funded Warrant.

Exercise Limitations

The Pre-Funded Warrants contain limitations on exercise. We may not effect any exercise of a Pre-Funded Warrant, and a holder will not have the right to exercise any portion of a Pre-Funded Warrant, to the extent that, after giving effect to such exercise, the holder, together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates, would beneficially own in excess of 9.99% of the number of our Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon such exercise, or the Beneficial Ownership Limitation. A holder may, upon written notice to us, increase or decrease the Beneficial Ownership Limitation; provided, however, that in no event may the Beneficial Ownership Limitation exceed 9.99% of the number of Common Shares outstanding immediately after giving effect to the issuance of Common Shares upon exercise of the Pre-Funded Warrant. Any increase in the Beneficial Ownership Limitation will not become effective until the 61st day after such notice is delivered to us.

Certain Adjustments

The exercise price and number of Common Shares issuable upon exercise of the Pre-Funded Warrants may be proportionally adjusted upon the occurrence of specified events, including share dividends, share splits, combinations and reclassifications of our Common Shares.

Rights Upon Distribution of Assets; Purchase Rights

If we make any dividend or other distribution of our assets, or rights to acquire our assets, to holders of our Common Shares, including any distribution of cash, share or other securities, property or options by way of a dividend, spin-off, reclassification, corporate rearrangement or similar transaction, holders of the Pre-Funded Warrants will be entitled to participate in such distribution to the same extent that such holders would have participated had they held the number of Common Shares acquirable upon complete exercise of their Pre-Funded Warrants immediately before the applicable record date, without regard to the Beneficial Ownership Limitation. However, to the extent that a holder’s right to participate in such distribution would result in the holder exceeding the Beneficial Ownership Limitation, the holder will not be entitled to participate in such distribution to such extent, and such portion of the distribution will be held in abeyance for the benefit of the holder until such time, if ever, as the holder’s right thereto would not result in the holder exceeding the Beneficial Ownership Limitation.

If we grant, issue or sell pro rata to the record holders of any class of our Common Shares any common share equivalents or rights to purchase shares, warrants, securities or other property, holders of the Pre-Funded Warrants will be entitled to acquire such purchase rights to the same extent such holders could have acquired had they held the number of Common Shares acquirable upon complete exercise of their Pre-Funded Warrants immediately before the applicable record date, without regard to the Beneficial Ownership Limitation. However, to the extent that a holder’s right to participate in any such purchase right would result in the holder exceeding the Beneficial Ownership Limitation, the holder will not be entitled to participate in such purchase right to such extent, and such purchase right will be held in abeyance for the benefit of the holder until such time, if ever, as the holder’s right thereto would not result in the holder exceeding the Beneficial Ownership Limitation.

Transferability

Subject to applicable laws and restrictions, a holder may transfer a Pre-Funded Warrant, in whole or in part, upon surrender of the Pre-Funded Warrant to us or our designated agent, together with a duly executed written assignment in substantially the form attached to the Pre-Funded Warrant and funds sufficient to pay any transfer taxes payable upon such transfer.

No Listing

There is no established public trading market for the Pre-Funded Warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants on any securities exchange or trading system. Without an active market, the liquidity of the Pre-Funded Warrants will be limited.

Rights as a Shareholder

Except as otherwise expressly provided in the Pre-Funded Warrants, including with respect to certain distributions and purchase rights, or by virtue of such holder’s ownership of Common Shares, a holder of a Pre-Funded Warrant, solely in such holder’s capacity as a holder of a Pre-Funded Warrant, will not be entitled to vote, receive dividends or have any of the other rights of a holder of our Common Shares prior to exercise of the Pre-Funded Warrant.

Fundamental Transactions

Subject to the terms and limitations set forth in the Pre-Funded Warrants, if we consummate certain fundamental transactions, including a merger or consolidation, sale or other disposition of all or substantially all of our assets, tender or exchange offer, reclassification, reorganization, recapitalization, compulsory share exchange or other business combination meeting the requirements set forth in the Pre-Funded Warrants, then, upon any subsequent exercise of the Pre-Funded Warrants, the holder will generally be entitled to receive, for each Common Share that would otherwise have been issuable upon such exercise immediately prior to the fundamental transaction, the number of Common Shares of the successor or acquiring entity or of us, if we are the surviving entity, and any additional consideration, or the Alternate Consideration, receivable as a result of such fundamental transaction by a holder of the number of Common Shares for which the Pre-Funded Warrant was exercisable immediately prior to such fundamental transaction. If holders of our Common Shares are given a choice as to the securities, cash or property to be received in a fundamental transaction, holders of the Pre-Funded Warrants will generally be afforded the same choice with respect to the Alternate Consideration receivable upon exercise of the Pre-Funded Warrants following such transaction, subject to the terms and limitations of the Pre-Funded Warrants. In addition, in a fundamental transaction in which we are not the surviving entity, the successor entity is required to assume in writing our obligations under the Pre-Funded Warrants and the other applicable transaction documents.

Amendments and Waivers

The provisions of each Pre-Funded Warrant may be modified or amended, or the provisions thereof waived, with the written consent of us and the holder of such Pre-Funded Warrant.

No Fractional Shares

No fractional Common Shares or scrip representing fractional Common Shares will be issued upon the exercise of the Pre-Funded Warrants. As to any fraction of a Common Share that a holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price or round up to the next whole Common Share.

Governing Law

All questions concerning the construction, validity, enforcement and interpretation of the Pre-Funded Warrants shall be governed by and construed and enforced in accordance with the law of the State of New York.

CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with this offering, we are also selling Warrants to purchase up to 2,228,940 Common Shares at an exercise price of $1.65 per Common Share. The Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, and the Warrants and the Common Shares issuable upon exercise thereof are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being sold in the separate, Concurrent Private Placement is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, the form of which will be filed as an exhibit to a Current Report on Form 8-K that we will file with the SEC in connection with this Offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Duration and Exercise Price. Each Warrant offered will have an initial exercise price of $1.65 per Common Share. The Warrants will be exercisable on or after the six-month anniversary of their original issuance date and will expire on the five and a half years from issuance. The exercise price and number of Common Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, combinations, reclassifications or similar events affecting our Common Shares and/or the exercise price. The Warrants are being issued in a separate private placement and may therefore be transferred separately from the Common Shares and Pre-Funded Warrants being sold in this Offering, subject to applicable securities laws. For each Common Share (or Pre-Funded Warrant, as applicable) purchased in this Offering, one Warrant will be issued in the Concurrent Private Placement. Each Warrant is exercisable for one Common Share.

Exercisability. The Warrants will be exercisable, at the option of each holder, in whole or in part, on or after the six-month anniversary of their original issuance date, by delivering a duly executed notice of exercise accompanied by payment in full for the number of Common Shares purchased upon such exercise, unless exercised on a cashless basis as described below. A holder (together with its affiliates and any other persons acting as a group together with the holder or any of its affiliates) may not exercise any portion of a Warrant to the extent that, after giving effect to such exercise, the holder would beneficially own more than 4.99% of the outstanding Common Shares immediately after exercise. Upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease that limitation on beneficial ownership after exercising the holder’s Warrants, provided that such percentage may never exceed 9.99%. No fractional Common Shares or scrip representing fractional Common Shares will be issued upon exercise of the Warrants. As to any fraction of a Common Share that the holder would otherwise be entitled to purchase upon such exercise, we will, at our election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price or round up to the next whole Common Share.

Cashless Exercise. A holder of the Warrants will have the right to exercise such Warrants, in whole or in part, on a “cashless” basis if, after the applicable deadline for causing a resale registration statement to become effective as set forth in the Securities Purchase Agreement, at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Common Shares issuable upon exercise of the Warrants to or by the holder and there is no available exemption from registration of the resale of such Common Shares under the Securities Act.

Fundamental Transaction. In the event of a fundamental transaction, as described in the Warrants and generally including any reclassification, reorganization or recapitalization of our Common Shares, our merger or consolidation with or into another person, the sale or other disposition of all or substantially all of our assets, certain tender or exchange offers, or certain other business combinations, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In certain circumstances involving a Fundamental Transaction that is within the Company’s control, a holder will have the right to require the Company or a successor entity to the unexercised portion of the Warrant for an amount in cash equal to the Black Scholes Value of such portion of the Warrant, calculated in accordance with the terms of the Warrant. In connection with a Fundamental Transaction, a holder may also require the Company or any successor entity to redeem the unexercised portion of the Warrant for its Black Scholes Value, subject to the terms and conditions set forth in the Warrant.

Transferability. Subject to applicable securities laws and the provisions of the Securities Purchase Agreement, a Warrant and all rights thereunder may be transferred, in whole or in part, at the option of the holder upon surrender of the Warrant together with the appropriate instruments of transfer.

Right as a Shareholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of Common Shares, the holders of the Warrants do not have the rights or privileges of holders of our Common Shares, including any voting rights, until they exercise their Warrants.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners has agreed to act as our sole Placement Agent, in connection with this offering and the Concurrent Private Placement, subject to the terms and conditions of the placement agency agreement dated August 26, 2026. The Placement Agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of the securities offered hereby. The terms of this offering were subject to market conditions and negotiations between us and the investor. The Placement Agent is a statutory underwriter within the meaning of the Securities Act.

We have entered into a securities purchase agreement directly with the investor, who has agreed to purchase our securities in this offering. We will only sell securities in this offering to such investor.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about August 28, 2026, subject to the satisfaction of customary closing conditions.

Indemnification

We have agreed to indemnify the Placement Agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the Placement Agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. as the sole placement agent in connection with this offering and the concurrent private placement. This offering is being conducted on a “reasonable best efforts” basis and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent a fee based on the aggregate proceeds as set forth in the table below.

	Per Common Share	Per Pre-Funded Warrant and Privately Placed Warrant	Total
Offering Price	$1.50	$1.49999	$3,343,400
Placement Agent fees(1)	$0.098	$0.0975	$217,322
Proceeds, before expenses, to us(2)	$1.402	$1.40249	$3,126,078

(1)	We have agreed to pay the Placement Agent a cash fee equal to 6.50% of the aggregate proceeds from the sale of the securities sold in this offering and the concurrent private placement. The Company has agreed to reimburse the Placement Agent for certain expenses incurred in connection with this offering and the Concurrent Private Placement.

(2)	Does not give effect to any exercise of any Pre-Funded Warrants being issued in this offering or Warrants being issued in the Concurrent Private Placement.

We have also agreed to reimburse the Placement Agent at closing for reasonable and documented out-of-pocket accountable legal expenses incurred by the Placement Agent in connection with the offering and the concurrent private placement, in an aggregate amount up to $50,000. We estimate the total expenses payable by us for this offering, excluding the Placement Agent fees and expenses, will be approximately $141,280, which includes up to $50,000 of legal fees that we have agreed to reimburse the Placement Agent in connection with this offering.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As a statutory underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Nasdaq Listing

Our Common Shares are quoted on Nasdaq under the symbol “PLUR.” There is no established public trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not plan on making an application to list the Pre-Funded Warrants on Nasdaq, any securities exchange or any recognized trading system.

Lock-Up Agreements

Our directors and executive officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell, transfer or otherwise dispose of any Common Shares or securities convertible into, or exercisable or exchangeable for, Common Shares during a period commencing on the date of the applicable lock-up agreement and ending forty-five (45) days after the effective date thereof, without first obtaining the prior written consent of the Placement Agent. Specifically, these individuals have agreed, in part, not to:

●	offer for sale, sell, pledge or otherwise transfer or dispose of, or enter into any transaction that is designed to, or could reasonably be expected to, result in the transfer or disposition of, any Common Shares or securities convertible into, exercisable or exchangeable for Common Shares;

●	enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Common Shares, whether any such transaction is to be settled by delivery of Common Shares or other securities, in cash or otherwise;

●	except as permitted under the lock-up agreements, make any demand for or exercise any right, or cause to be filed a registration statement, including any amendment thereto, with respect to the registration of any Common Shares or securities convertible into, exercisable or exchangeable for Common Shares or any other securities of the Company owned or beneficially owned by such individual; or

●	publicly disclose the intention to do any of the foregoing.

Notwithstanding these limitations, Common Shares and other securities subject to the lock-up agreements may be transferred or otherwise dealt with under certain limited circumstances, including, among others, transactions relating to securities acquired in the open market after completion of this offering; bona fide gifts; transfers by will or intestate succession; certain transfers to immediate family members or trusts or other entities for their benefit; transfers to the Company to satisfy withholding obligations in connection with equity awards; transfers pursuant to certain bona fide third-party tender offers, mergers or similar change-of-control transactions; the vesting of equity awards or exercise of warrants or share options, provided that the Common Shares received upon such vesting or exercise remain subject to the lock-up restrictions; and the establishment or continued use of a Rule 10b5-1 trading plan, subject in each case to the terms and conditions of the applicable lock-up agreement.

In addition, pursuant to the Securities Purchase Agreement, we have agreed that, subject to certain exceptions, for a period commencing on the date of the Securities Purchase Agreement and ending forty-five (45) days following the closing of this offering, neither we nor any of our subsidiaries will (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or common share equivalents or (ii) file any registration statement or any amendment or supplement to any existing registration statement, other than certain exempt issuances and permitted filings, including the resale registration statement contemplated by the Securities Purchase Agreement, certain registration statements relating to offerings with A.G.P., a registration statement on Form S-8 in connection with an employee benefit plan or a shelf registration statement on Form S-3.

In addition, from the date of the Securities Purchase Agreement until the six-month anniversary of the closing of this offering, we are prohibited, subject to certain exceptions, from effecting or entering into an agreement to effect a Variable Rate Transaction. Following the expiration of the thirty (30)-day period after the closing of this offering, however, an “at-the-market offering” with A.G.P. acting as sales agent, including pursuant to our existing ATM Program (as defined below), will not constitute a prohibited Variable Rate Transaction.

Discretionary Accounts

The Placement Agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The Placement Agent and certain of its affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Placement Agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses. For example, on February 13, 2024, we entered into an At-The-Market Sales Agreement, or the Sales Agreement, with the Placement Agent, pursuant to which we initially could offer and sell, from time to time, Common Shares having an aggregate offering price of up to $10.0 million through the Placement Agent under our at-the-market offering program, or the ATM Program. Sales of Common Shares under the Sales Agreement, if any, may be made by any method permitted by law that is deemed to be an “at-the-market offering” under Rule 415(a)(4) under the Securities Act, or in negotiated transactions or as principal pursuant to a separate terms agreement. The Sales Agreement provides that the Placement Agent is entitled to a commission of 3.0% of the gross sales price of Common Shares sold under the ATM Program. We have also agreed to reimburse certain expenses of the Placement Agent, including legal fees and other customary expenses, subject to specified caps. The Sales Agreement contains customary representations, warranties, covenants, indemnification obligations and termination provisions. As of August 27, 2026, we had sold approximately $990,344 of our Common Shares under the Sales Agreement. On August 27, 2026, we filed a prospectus supplement reducing the maximum aggregate offering price of Common Shares that may be offered, issued and sold under the Sales Agreement from $10.0 million to $290,000.

In the ordinary course of their various business activities, the Placement Agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the Placement Agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The Placement Agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the securities offered hereby. Any such short positions could adversely affect future trading prices of our Common Shares. The Placement Agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by the Placement Agent and the Placement Agent may distribute this prospectus supplement and the accompanying prospectus electronically. The Placement Agent’s address is 590 Madison Ave., 28th Floor, New York, NY 10022.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Sullivan & Worcester LLP, New York, New York. The Placement Agent is being represented in connection with this offering by Blank Rome LLP, New York, New York with respect to U.S. legal matters.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1C to the financial statements) of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available at the website of the SEC referred to below. We also make available on our website under “Investors/Filings,” free of charge, our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to the Common Shares offered hereby.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

The SEC maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(1)	Our Annual Report on Form 10-K for the year ended June 30, 2025 filed with the SEC on September 17, 2025;
(2)

Our Quarterly Reports on Form 10-Q for the period ended September 30, 2025, filed with the SEC on November 12, 2025, for the period ended December 31, 2025, filed with the SEC on February 12, 2026, and for the period ended March 31, 2026, filed with the SEC on May 14, 2026;

(3)

Our Current Reports on Form 8-K filed with the SEC on July 3, 2025, September 11, 2025, September 12, 2025, October 16, 2025, December 9, 2025, January 22, 2026, March 2, 2026, March 27, 2026, June 1, 2026, June 22, 2026, July 13, 2026, July 14, 2026, and August 17, 2026; and

(4)	The description of our Common Shares contained in the Registration Statement on Form 8-A filed with the Commission on December 10, 2007, under the Exchange Act, as amended by Exhibit 4.1 to our Annual Report on Form 10-K for the year ended June 30, 2024, including any further amendment or report filed or to be filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Shares and Pre-Funded Warrants made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, telephone number +972 (0)74 7108600, Attention: Liat Zalts.

You may also access these documents on our website, www.pluri-biotech.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

PROSPECTUS

$200,000,000

Common Shares

Preferred Stock

Warrants

Units

We may from time to time sell common shares, preferred stock and warrants to purchase common shares, and units of two or more of such securities, in one or more offerings for an aggregate initial offering price of $200,000,000. We refer to the common shares, the preferred stock, the warrants to purchase common shares and the units collectively as the securities. This prospectus describes the general manner in which our securities may be offered using this prospectus. Other than in connection with the exercise of certain outstanding warrants, we will specify in an accompanying prospectus supplement the terms of the securities to be offered and sold. We may sell these securities to or through underwriters or dealers, directly to purchasers or through agents. We will set forth the names of any underwriters, dealers or agents in an accompanying prospectus supplement. You should carefully read this prospectus and any accompanying supplements before you decide to invest in any of these securities.

Our common shares are traded on the Nasdaq Global Market, or Nasdaq, under the symbol “PLUR” and on the Tel Aviv Stock Exchange, or TASE, under the symbol “PLUR.” On September 11, 2023, the last reported sale price of our common shares on The Nasdaq Global Market was $0.63 per share.

Investing in our securities involves risks. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 21, 2023.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference herein or therein, or to which we have referred you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any prospectus supplement in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date indicated in the applicable document.

Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Our name and logo and the names of our products are our trademarks or registered trademarks. Unless the context otherwise requires, references in this prospectus to “Pluri,” “we,” “us,” and “our” refer to Pluri Inc. and its subsidiaries as required by the context.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $200,000,000. This prospectus describes the securities we may offer and the general manner in which our securities may be offered by this prospectus. Each time we sell securities (other than in connection with the exercise of certain outstanding warrants), we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in this prospectus or any prospectus supplement – the statement in the document having the later date modifies or supersedes the earlier statement.

ii

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

We are a biotechnology company with an advanced cell-based technology platform. We have developed a unique three-dimensional, or 3D, technology platform for cell expansion with an industrial scale in-house Good Manufacturing Practice, or GMP, cell manufacturing facility. We are utilizing our technology in the field of regenerative medicine and food tech and plan to utilize it in other industries and verticals that have a need for our mass scale and cost-effective cell expansion platform.

We use our advanced cell-based technology platform in the field of regenerative medicine to develop placenta-based cell therapy product candidates for the treatment of inflammatory, muscle injuries and hematologic conditions. Our placental expanded, or PLX, cells are adherent stromal cells that are expanded using our 3D platform. Our PLX cells can be administered to patients off-the-shelf, without blood or tissue matching or additional manipulation prior to administration. PLX cells are believed to release a range of therapeutic proteins in response to the patient’s condition.

Our operations are focused on the research, development and manufacturing of cells and cell-based products, conducting clinical studies and the business development of cell therapeutics and cell-based technologies, such as our collaboration with Tnuva Food Industries – Agricultural Cooperative in Israel Ltd., through its fully owned subsidiary, Tnuva Food-Tech Incubator (2019), Limited Partnership, or Tnuva, to use our technology to establish a cultivated food platform and the recent collaboration agreement we signed with a leading European manufacturer of active pharmaceutical ingredients, or APIs, to use our expansion technology, which aims to revolutionize the production of biologics by enabling a cost-effective, sustainable and cruelty-free ingredient.

We expect to demonstrate a real-world impact and value from our cell-based technology platform, our current PLX pipeline and from other cell-based product candidates that may be developed based on our platform. Our business model for commercialization and revenue generation includes, but is not limited to, licensing deals, joint ventures, partnerships, joint development agreements and direct sale of our products.

In the pharmaceutical area, we have focused on a number of indications utilizing our product candidates, including, but not limited to, muscle recovery following surgery for hip fracture, incomplete recovery following bone marrow transplantation, critical limb ischemia, Chronic Graft versus Host Disease and a potential treatment for Acute Radiation Syndrome. Some of these studies have been completed while others are still ongoing. We believe that each of these indications is a severe unmet medical need.

In April 2023, we unveiled a breakthrough in cell manufacturing that potentially solves one of the biggest hurdles facing cell-based industries: cost-effective, industrial scale cell manufacturing. PluriMatrix, built upon our platform 3D cell expansion technology, significantly scales high-quality cell production, potentially having a catalytic impact across numerous industries that require mass-scale cell production including pharma, biologics, foodtech and agri-tech. PluriMatrix is also used by our majority-owned subsidiary Ever After Ltd. (formerly Plurinuva Ltd.), to produce cultivated meat.

On July 11, 2023, we announced that we had signed a three-year, $4.2 million contract, with the U.S. National Institute of Allergy and Infectious Diseases, a part of the National Institutes of Health to further advance the development of our PLX-R18 cell therapy as a potential novel treatment for Hematopoietic Acute Radiation Syndrome, a deadly disease that can result from nuclear disasters and radiation exposure. We will collaborate with the U.S. Department of Defense Armed Forces Radiobiology Research Institute and the Uniformed Services University of Health Sciences.

Food Tech

On February 24, 2022, we announced the closing of the joint venture pursuant to joint venture agreement, or the Joint Venture Agreement, with Tnuva through our subsidiary, Pluri Biotech Ltd. Under the Joint Venture Agreement, we established a new company, Ever After Ltd. (formerly Plurinuva Ltd.) with the purpose of developing cultivated meat products of all types and kinds.

In December 2022, we reported that our joint venture successfully completed proof of concept in its development of cultivated meat based on our cell-based technology platform.

We were incorporated as a Nevada corporation in 2001. We have a wholly owned subsidiary in Israel called Pluri Biotech Ltd., or the Subsidiary, wholly owned subsidiary in Germany called Pluristem GmbH, or the German Subsidiary, and Ever After Foods Ltd., or Ever After. Pluri, the Subsidiary, the German Subsidiary, and Ever After are referred to as the “Company” or “Pluri”. The Subsidiary, the German Subsidiary, and Ever After are referred to as the “Subsidiaries”. Our executive offices are located at MATAM Advanced Technology Park, Building No. 5, Haifa, Israel, our telephone number is 011 972 74 710 8600, and our website address is www.pluri-biotech.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The information on our website is not incorporated by reference in this prospectus and should not be considered to be part of this prospectus. You should not consider the contents of our website in making an investment decision with respect to the securities.

RISK FACTORS

An investment in our securities involves significant risks. You should carefully consider the risk factors below as well as risk factors contained in any prospectus supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, as well as all of the information contained in this prospectus, any prospectus supplement and the other documents incorporated by reference herein or therein, before you decide to invest in our securities. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our securities could decline as a result of any of these risks. You could lose all or part of your investment in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The statements contained in this prospectus, any prospectus supplement and the documents we incorporate by reference herein or therein that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believes,” “intends,” “plans,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, and similar expressions are intended to identify forward-looking statements. We remind readers that forward-looking statements are merely predictions and therefore inherently subject to uncertainties and other factors and involve known and unknown risks that could cause the actual results, performance, levels of activity, or our achievements, or industry results, to be materially different from any future results, performance, levels of activity, achievements or industry results, expressed or implied by such forward-looking statements. The factors discussed herein, including those risks described under the heading “Risk Factors” herein and in the documents we incorporate by reference, as well as those discussed elsewhere in this prospectus and any prospectus supplement, could cause actual results and developments to be materially different from those expressed in or implied by such statements. In addition, historic results of scientific research, clinical and preclinical trials do not guarantee that the conclusions of future research or trials would not suggest different conclusions. Also, historic results referred to this prospectus, any prospectus supplement and the documents we incorporate by reference may be interpreted differently in light of additional research, clinical and preclinical trials results. Except as required by law we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

USE OF PROCEEDS

Unless we otherwise indicate in an applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities for research and product development activities, clinical trial activities, manufacturing and development of cell based products candidates, marketing and business development, investment in capital equipment and for working capital and other general corporate purposes.

We may set forth additional information on the use of net proceeds from the sale of securities we offer under this prospectus in a prospectus supplement relating to the specific offering. Pending the application of the net proceeds, we intend to invest any proceeds in a variety of capital preservation instruments such as bank deposits or investment-grade, interest-bearing securities subject to any investment policies our investment committee may determine from time to time.

THE SECURITIES WE MAY OFFER

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in any applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in any applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in any prospectus supplement information, where applicable, about material U.S. federal income tax consequences relating to the securities, and the securities exchange or market, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings, one or more of the following securities:

●	common shares;

●	preferred stock;

●	warrants to purchase common shares; and

●	units of two or more of the securities mentioned above.

The total initial offering price of all securities that we may issue in these offerings will not exceed $200,000,000.

DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our share capital. We encourage you to read our Certificate of Incorporation, as amended, and Amended and Restated By-laws which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes.

As of September 11, 2023, our authorized capital stock consists of 300,000,000 common shares, of which there were 41,245,495 shares outstanding as of June 30, 2023, and 1,000,000 shares of “blank check” preferred stock, none of which are outstanding. The following statements set forth the material terms of our capital stock; however, reference is made to the more detailed provisions of, and these statements are qualified in their entirety by reference to, our Articles of Incorporation and Bylaws, copies of which are referenced as exhibits herein, and the provisions of Nevada General Corporation Law. Except for our ability to issue additional securities, including preferred stock with terms that may be determined at a later date by our Board, there are no provisions in our Articles of Incorporation or Bylaws that would delay, defer or prevent a change in our control.

Common Shares

Except as otherwise required by applicable law and subject to the preferential rights of any outstanding preferred stock, all voting rights are vested in and exercised by the holders of common shares with each holder of one common share being entitled to one vote. In the event of liquidation, holders of the common shares are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of the common shares have no cumulative voting rights and no preemptive or other rights to subscribe for shares. Holders of common shares are entitled to such dividends as may be declared by the Board of Directors out of funds legally available therefor.

Blank Check Preferred Stock

Our Board of Directors is empowered, without further action by stockholders, to issue from time to time one or more series of preferred stock, with such designations, rights, preferences and limitations as the Board may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters among such series as may be determined by the Board, including, without limitation, the rate of dividends, method and nature of payment of dividends, terms of redemption, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any) and voting rights. Certain issuances of preferred stock may have the effect of delaying or preventing a change in control of our company that some stockholders may believe is not in their interest.

Transfer Agent

Equiniti Trust Company, LLC is the registrar and transfer agent for our common shares. Their address is 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219, telephone: (718) 921-8300, (800) 937-5449.

Nevada Anti-Takeover Law

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. This statute currently does not apply to our Company because in order to be applicable we would have to have as shareholders a specified number of Nevada residents and we would have to do business in Nevada directly or through an affiliate.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants (and any securities issuable upon exercise of such warrants) in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms we describe below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement.

General

We may issue warrants for the purchase of common shares in one or more series. We may issue warrants independently or together with common shares, and the warrants may be attached to or separate from the common shares.

We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement or by warrant agreements that we will enter into directly with the purchasers of the warrants. If we evidence warrants by warrant certificates, we will enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent, if any, in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased or exercised;

●	if applicable, the terms of the common shares with which the warrants are issued and the number of warrants issued with such common shares;

●	if applicable, the date on and after which the warrants and the related common shares will be separately transferable;

●	the number of common shares or other securities purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the manner in which the warrants may be exercised, which may include by cashless exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares of common shares issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	the material United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the common shares issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the common shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of common shares that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M., Eastern U.S. time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering to the warrant agent or us the warrant certificate or warrant agreement representing the warrants to be exercised together with specified information, and by paying the required amount to the warrant agent or us in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate or in the warrant agreement and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent or us in connection with such exercise.

Upon receipt of the required payment and the warrant certificate or the warrant agreement, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, at our offices or at any other office indicated in the applicable prospectus supplement, we will issue and deliver the common shares or other securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate or warrant agreement are exercised, then we will issue a new warrant certificate or warrant agreement for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

If we appoint a warrant agent, any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF UNITS

We may issue, in one or more series, units consisting of common shares, preferred stock and/or warrants for the purchase of common shares and/or preferred stock, in any combination. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to a prospectus supplement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplement related to the particular series of units that we may offer under this prospectus and the complete unit agreement and any supplemental agreements that contain the terms of the units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock” and “Description of Warrants” will apply to each unit and to any common shares, preferred stock or warrant included in each unit, respectively.

We may issue units in such amounts and in such distinct series as we determine.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

●	through agents to the public or to investors;

●	to one or more underwriters or distributors for resale to the public or to investors;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act;

●	directly to investors in privately negotiated transactions;

●	directly to a purchaser pursuant to what is known as an “equity line of credit” as described below;

●	through a combination of these methods of sale; or

●	upon exercise of outstanding warrants.

The securities that we distribute by any of these methods may be sold, in one or more transactions, at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to prevailing market prices; or

●	negotiated prices.

The accompanying prospectus supplement will describe the terms of the offering of our securities, including:

●	the name or names of any agents or underwriters;

●	any securities exchange or market on which the common shares may be listed;

●	the purchase price and commission, if any, to be paid in connection with the sale of the securities being offered and the proceeds we will receive from the sale;

●	any over-allotment options pursuant to which underwriters may purchase additional securities from us;

●	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any public offering price; and

●	any discounts or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of the sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities offered by the prospectus supplement. We may change from time to time the public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.

We may also sell securities pursuant to an “equity line of credit”. In such event, we will enter into a common shares purchase agreement with the purchaser to be named therein, which will be described in a Current Report on Form 8-K that we will file with the SEC. In that Form 8-K, we will describe the total amount of securities that we may require the purchaser to purchase under the purchase agreement and the other terms of purchase, and any rights that the purchaser is granted to purchase securities from us. In addition to our issuance of common shares to the equity line purchaser pursuant to the purchase agreement, this prospectus (and the applicable prospectus supplement or post-effective amendment) also covers the resale of those shares from time to time by the equity line purchaser to the public. The equity line purchaser will be considered an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act. Its resales may be effected through a number of methods, including without limitation, ordinary brokerage transactions and transactions in which the broker solicits purchasers and block trades in which the broker or dealer so engaged will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction. The equity line purchaser will be bound by various anti-manipulation rules of the SEC and may not, for example, engage in any stabilization activity in connection with its resales of our securities and may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

We may sell our securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of our common shares, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may provide underwriters and agents with indemnification against civil liabilities related to offerings pursuant to this prospectus, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters or agents may make with respect to these liabilities. Underwriters and agents may engage in transactions with, or perform services for, us in the ordinary course of business. We will describe such relationships in the prospectus supplement naming the underwriter or agent and the nature of any such relationship.

Rules of the SEC may limit the ability of any underwriters to bid for or purchase securities before the distribution of the common shares is completed. However, underwriters may engage in the following activities in accordance with the rules:

●	Stabilizing transactions — Underwriters may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the shares, so long as stabilizing bids do not exceed a specified maximum.

●	Options to purchase additional stock and syndicate covering transactions — Underwriters may sell more common shares than the number of shares that they have committed to purchase in any underwritten offering. This creates a short position for the underwriters. This short position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ option to purchase additional shares in any underwritten offering. The underwriters may close out any covered short position either by exercising their option or by purchasing shares in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which they may purchase shares through their option. Naked short sales are short sales in excess of the option. The underwriters must close out any naked position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the shares that could adversely affect investors who purchase shares in the offering.

●	Penalty bids — If underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from other underwriters and selling group members who sold those shares as part of the offering.

Similar to other purchase transactions, an underwriter’s purchases to cover the syndicate short sales or to stabilize the market price of our common shares may have the effect of raising or maintaining the market price of our common shares or preventing or mitigating a decline in the market price of our common shares. As a result, the price of the common shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of shares if it discourages resales of the shares.

If commenced, the underwriters may discontinue any of these activities at any time.

Our common shares are traded on the Nasdaq Global Market and on the Tel Aviv Stock Exchange. One or more underwriters may make a market in our common shares, but the underwriters will not be obligated to do so and may discontinue market making at any time without notice. We cannot give any assurance as to liquidity of the trading market for our common shares.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in that market in the common shares in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

LEGAL MATTERS

Sullivan & Worcester LLP, New York, New York, passed upon the validity of the securities offered hereby. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2023 have been so incorporated in reliance on the report of Kesselman & Kesselman, Certified Public Accountants (Isr.), a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 under the Securities Act with the SEC with respect to the shares of our common shares, preferred stock, warrants and units offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving us, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials.

We are subject to the reporting and information requirements of the Exchange Act and as a result file periodic reports and other information with the SEC. You can review our SEC filings and the registration statement by accessing the SEC’s internet site at http://www.sec.gov. We maintain a corporate website at https://www.pluristem.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF DOCUMENTS BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed documents or reports that have been incorporated by reference in this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed or may file the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:

(a)	Our Annual Report on Form 10-K for the year ended June 30, 2023 filed with the SEC on September 12, 2023;

(b)	Our Current Reports on Form 8-K filed with the SEC on July 11, 2023 and July 13, 2023; and

(c)	The description of our common shares contained in the Registration Statement on Form 8-A filed on December 10, 2007, under the Exchange Act, including any amendment or report filed or to be filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities to which this prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying prospectus supplement and to be a part hereof from the date of filing of such documents.

We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this prospectus. To request a copy of any or all of these documents, you should write or telephone us at MATAM Advanced Technology Park, Building No. 5, Haifa, 3508409, Israel, Attention: Chen Yehuda-Franco.

1,200,000 Common Shares

Pre-Funded Warrants to Purchase Up to 1,028,940 Common Shares

Up to 2,228,940 Common Shares Underlying such Pre-Funded Warrants

PROSPECTUS SUPPLEMENT

Sole Placement Agent

A.G.P.

August 26, 2026